As filed with the Securities and Exchange Commission on April 30, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United Therapeutics Corporation

(Exact Name of Registrant as Specified in the Charter)

Delaware	52-1984749
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1040 Spring Street Silver Spring, MD	20910
(Address of principal executive offices)	(Zip Code)

UNITED THERAPEUTICS CORPORATION
2011 SHARE TRACKING AWARDS PLAN

(Full title of the plan)

Martine A. Rothblatt, Chairman and Chief Executive Officer

United Therapeutics Corporation

1040 Spring Street

Silver Spring, MD 20910
(301) 608-9292
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Stephen I. Glover, Esq.	John S. Hess, Jr., Esq.
Gibson, Dunn & Crutcher LLP	Vice President and Associate General Counsel
1050 Connecticut Avenue, N.W.	United Therapeutics Corporation
Washington, D.C. 20036	1735 Connecticut Avenue, N.W.
(202) 955-8500	Washington, D.C. 20009
(202) 483-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Share Tracking Awards (1) (2)	3,200,000 awards	$60.455	$193,456,000	$26,387.40

(1)         This Registration Statement relates to share tracking awards that may be issued under the United Therapeutics Corporation 2011 Share Tracking Awards Plan.

(2)         Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also cover any additional securities in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transactions.

(3)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market for April 25, 2013.

INTRODUCTION

This Registration Statement on Form S-8 is filed by United Therapeutics Corporation, a Delaware corporation (the “Company” or the “Registrant”), to register an additional 3,200,000 share tracking awards (the “Awards”), which have been and will be granted in accordance with the terms of the United Therapeutics 2011 Share Tracking Awards Plan (the “Plan”).  Each award represents a contractual right to receive an amount in cash equal to the positive difference, if any, between the fair market value of the Award on the exercise date and the fair market value of the Award on the grant date.  The fair market value of an Award on the grant date or the exercise date is equal to the closing price per share of the Company’s common stock on that date.

The Company previously filed with the Securities and Exchange Commission (the “Commission”): (a) a registration statement on Form S-8 (File No. 333-173858) on May 2, 2011 registering 2,000,000 Awards under the Plan and (b) a registration statement on Form S-8 (File No. 333-179746) on February 28, 2012 registering an additional 2,000,000 Awards under the Plan (together, the “Prior Registration Statements”).  On October 30, 2012 and February 1, 2013, a majority of the Company’s Board of Directors, in each case acting upon the recommendation of its Compensation Committee, approved amendments to the Plan to increase the maximum number of Awards available for grant under the Plan by 1,800,000 and 1,400,000 Awards, respectively (the “Second Amendment” and “Third Amendment,” respectively), raising the total number of Awards available for grant under the Plan to 7,200,000 Awards.  The Second Amendment is described in the Company’s Quarterly Report on Form 10-Q, filed with the Commission on November 1, 2012, and is filed as Exhibit 10.1 thereto.  The Third Amendment is described in the Company’s Current Report on Form 8-K, filed with the Commission on February 4, 2013, and is filed as Exhibit 10.1 thereto.  The Plan was originally filed with the Commission on March 18, 2011 as Exhibit 10.1 to the Company’s Current Report on Form 8-K.

In accordance with General Instruction E of Form S-8, the entire contents of the Prior Registration Statements are incorporated herein by reference, and certain information required by Part II is omitted.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                                         Plan Information*

Item 2.                                                         Registrant Information and Employee Plan Annual Information*

*                     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference

The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Securities Act, and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)                                 The Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which the Company filed with the Commission on February 26, 2013; and

(2)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s Annual Report referred to in (1) above.

In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or to be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement.  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company’s Exchange Act file number with the Commission is 000-26301.

Item 8.                                                         Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (Registration No. 333-76409))

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on June 28, 2010)

4.3	Second Amended and Restated Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008)

5.1	Opinion of counsel*

10.1	United Therapeutics Corporation 2011 Share Tracking Awards Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on March 18, 2011)

10.2

First Amendment to the United Therapeutics Corporation 2011 Share Tracking Awards Plan, effective as of February 1, 2012 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed on February 6, 2012)

10.3

Second Amendment to the United Therapeutics Corporation 2011 Share Tracking Awards Plan, effective as of October 30, 2012 (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012)

10.4

Third Amendment to the United Therapeutics Corporation 2011 Share Tracking Awards Plan, effective as of February 1, 2013 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on February 4, 2013)

10.5	Form of Terms and Conditions for Awards to Employees (incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-8, filed on May 2, 2011 (Registration No. 333-173858))

10.6	Form of Terms and Conditions for Awards to Non-Employees (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed on March 18, 2011)

10.7	Form of Grant Letter used by Registrant (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed on March 18, 2011)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of counsel (included in Exhibit 5.1)*

24	Power of Attorney (included on signature page)*

* Filed herewith

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Research Triangle Park, North Carolina, on this 30th day of April, 2013.

UNITED THERAPEUTICS CORPORATION

By:	/s/ Martine A. Rothblatt
Martine A. Rothblatt, Ph.D.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martine A. Rothblatt, Ph.D., John M. Ferrari and Paul A. Mahon, and each of them, with full power of substitution and full power to act without the others, his or her true and lawful attorney-in-fact and agent, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act to register additional Awards, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Martine A. Rothblatt	Chairman of the Board and Chief	April 30, 2013
Martine A. Rothblatt, Ph.D.	Executive Officer
(Principal Executive Officer)

/s/ John M. Ferrari	Chief Financial Officer and	April 30, 2013
John M. Ferrari	Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

Name	Title	Date

/s/ Roger A. Jeffs	President, Chief Operating Officer	April 30, 2013
Roger A. Jeffs, Ph.D.	and Director

/s/ Christopher Causey	Director	April 30, 2013
Christopher Causey

/s/ Raymond A. Dwek	Director	April 30, 2013
Raymond A. Dwek, F.R.S.

/s/ Richard Giltner	Director	April 30, 2013
Richard Giltner

/s/ R. Paul Gray	Director	April 30, 2013
R. Paul Gray

	Director	April 30, 2013
Raymond Kurzweil

/s/ Christopher Patusky	Director	April 30, 2013
Christopher Patusky

/s/ Louis W. Sullivan	Director	April 30, 2013
Louis W. Sullivan, M.D.

/s/ Tommy Thompson	Director	April 30, 2013
Tommy Thompson

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (Registration No. 333-76409))

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on June 28, 2010)

4.3	Second Amended and Restated Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008)

5.1	Opinion of counsel*

10.1	United Therapeutics Corporation 2011 Share Tracking Awards Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on March 18, 2011)

10.2

First Amendment to the United Therapeutics Corporation 2011 Share Tracking Awards Plan, effective as of February 1, 2012 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed on February 6, 2012)

10.3

Second Amendment to the United Therapeutics Corporation 2011 Share Tracking Awards Plan, effective as of October 30, 2012 (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012)

10.4

Third Amendment to the United Therapeutics Corporation 2011 Share Tracking Awards Plan, effective as of February 1, 2013 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on February 4, 2013)

10.5	Form of Terms and Conditions for Awards to Employees (incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-8, filed on May 2, 2011 (Registration No. 333-173858))

10.6	Form of Terms and Conditions for Awards to Non-Employees (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed on March 18, 2011)

10.7	Form of Grant Letter used by Registrant (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed on March 18, 2011)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of counsel (included in Exhibit 5.1)*

24	Power of Attorney (included on signature page)*

* Filed herewith